Investor Contact:	Press Contact:
Suzanne DuLong	Rob Gruening
(206) 272-7049	(206) 272-6208
s.dulong@f5.com	r.gruening@f5.com

F5 Announces New Leadership Roles to Drive
Heightened Agility, Productivity, and AI Innovation
Tom Fountain appointed Chief Operating Officer, Chad Whalen named Chief Revenue Officer,
Kunal Anand becomes Chief Technology and AI Officer
SEATTLE - September 3, 2024 - F5 (NASDAQ: FFIV) today announced three new leadership roles designed to drive heightened agility, productivity, and AI innovation.
Tom Fountain, formerly F5’s Executive Vice President of Global Services and Chief Strategy Officer, becomes F5’s Chief Operating Officer. As COO, Fountain is responsible for driving operational velocity and advancing execution, productivity, and efficiency company wide. He will continue to oversee Global Services and lead F5’s digital transformation.
F5 also is streamlining its go-to-market functions, combining sales and marketing under former Executive Vice President of Worldwide Sales, Chad Whalen, who now takes on the role of Chief Revenue Officer. As CRO, Whalen is responsible for driving revenue growth, including continued growth across F5’s software solutions, and successfully executing F5’s land-and-expand strategy across its more than 20,000 large enterprise, service provider, and government customers globally.
Finally, F5 is reinforcing its commitment to innovation in AI, including incorporating generative AI across its product families. Recently appointed Chief Technology Officer, Kunal Anand, becomes Chief Technology and AI Officer, expanding his responsibilities to include F5’s company-wide AI strategy.
Each of these new roles is effective immediately and all will report to F5 President and CEO, François Locoh-Donou.
“Our customers rely on F5 to keep them ahead of the rapid pace of IT infrastructure change. With these leadership changes, we are setting the stage for our next phase of growth, evolving F5 to drive heightened agility and productivity while prioritizing continued rapid innovation where it matters most to customers,” said François Locoh-Donou, F5 president and CEO.
F5 also announced it has launched an external search to replace current Executive Vice President and Chief Product Officer, Kara Sprague. Sprague has accepted an opportunity to become CEO of a private technology company and will be leaving F5 in November 2024.
“Kara is an incredible leader who has made innumerable contributions to F5, including serving as a driving force behind our successful transition to a software-led business,” said Locoh-Donou. “In her leadership roles at F5, Kara has been instrumental in expanding and evolving our solutions portfolio with a constant focus on what matters most for customers. We wish her the very best in her future role.”
For F5 executive background and biography information please visit F5.com/company/leadership.
Forward Looking Statements
This press release contains forward-looking statements regarding, among other things, transitions in F5’s executive leadership and business innovation. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance, events (including leadership performance) or achievements (including business innovation) of the Company to be materially different from any future results, performance, events or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to:

integration of and results from executive leadership changes, F5’s ability to attract, train and retain qualified personnel; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we file or furnish from time to time, which could cause actual results, performance, events or achievements to vary from expectations. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
About F5
F5 is a multicloud application security and delivery company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to secure every app—on premises, in the cloud, or at the edge. F5 enables businesses to continuously stay ahead of threats while delivering exceptional, secure digital experiences for their customers. For more information, go to f5.com. (NASDAQ: FFIV)
You can also follow @F5 on X (Twitter) or visit us on LinkedIn and Facebook to learn about F5, its partners, and technologies.
F5, NGINX, and NGINX Plus are trademarks, service marks, or tradenames of F5, Inc., in the U.S. and other countries.

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Source: F5, Inc.